ADDENDUM TO
CONSULTING AGREEMENT

This Addendum to the Independent Contractor Agreement, effective July 1st, 2020 **(the "Addendum")**, is made by and between Clickstream Corp. ("Company") and Michael Handelman ("Handelman").

WHEREAS, Handelman and Company have entered into an Independent Contractor Agreement dated February 1st, 2020 **("the Agreement") wherein** Company agreed to compensate Handelman in exchange for Handelman's agreement to provide interim services as Chief Financial Officer as required for the Company.

WHEREAS, Company and Handelman now desire to supplement the Agreement to modify the terms and conditions of the Consideration to be paid.

NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties hereto agree as follows:

1. The recitals set forth hereinabove are hereby incorporated into the Addendum, the same as if fully set forth herein. This Addendum shall amend, modify, and supplement the Agreement. The terms of this Addendum shall supersede and control any provisions of the Agreement that conflict with the provisions of this Addendum. In addition, except as may be provided in this Addendum, any capitalized terms contained herein that are not specifically defined herein, shall have the same meaning provided in the Agreement.

2. The Agreement is hereby supplemented by this Addendum as follows: **COMPENSATION** shall be modified to include:

   COMPENSATION In consideration of the services to be performed by CONTRACTOR under this Agreement, CONTRACTOR will receive each month $5,000.00.

   CONTRACTOR agrees to take full responsibility for all applicable tax obligations and agrees to indemnify COMPANY for any tax liability it may incur by virtue of any payments made by COMPANY to CONTRACTOR pursuant to this Agreement.

3. This Addendum shall be incorporated into the Agreement and shall be subject to the terms contained therein.

4. This document may be executed in counterparts, which taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have hereunto signed their names, on the day and year first above written.

Clickstream Corporation ("Company")	Michael Handelman, ("Handelman")
DocuSigned by: Frank Magliochetti	DocuSigned by: Michael Handelman
Frank Magliochetti, CEO	Michael Handelman

ADDENDUM TO ADDENDUM TO CONSULTING AGREEMENT

This Addendum effective January 1st , 2021 to the Addendum dated July 1st 2020 to the Independent Contractor Agreement, **(the "Addendum")**, is made by and between Clickstream Corp. ("Company") and Michael Handelman ("Handelman").

WHEREAS, Handelman and Company have entered into an Independent Contractor Agreement dated February 1st, 2020 **("the Agreement") wherein** Company agreed to compensate Handelman in exchange for Handelman**'s** agreement to provide interim services as Chief Financial Officer as required for the Company.

WHEREAS, Company and Handelman now desire to supplement the Agreement to modify the terms and conditions of the Consideration to be paid.

NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties hereto agree as follows:

1. The recitals set forth hereinabove are hereby incorporated into the Addendum, the same as if fully set forth herein. This Addendum shall amend, modify, and supplement the Agreement. The terms of this Addendum shall supersede and control any provisions of the Agreement that conflict with the provisions of this Addendum. In addition, except as may be provided in this Addendum, any capitalized terms contained herein that are not specifically defined herein, shall have the same meaning provided in the Agreement.

2. The Agreement is hereby supplemented by this Addendum as follows:

SERVICES TO BE PERFORMED BY CONTRACTOR

During the term of this Agreement, CONTRACTOR agrees to provide services as Comptroller as required for the Company ("Services"). The Services shall be designated, by the COMPANY upon the execution of this Agreement, and may be altered by the COMPANY, at any time, upon notification by the COMPANY to the CONTRACTOR Further, the CONTRACTOR agrees to devote his best efforts and his full time and attention to the performance of the aforementioned Services that are customary to such position and as to such other Services as may be reasonably requested by the Company. Additionally, the CONTRACTOR agrees that he will perform all of his Services in accordance with all the policies, procedures and directions promulgated by the Company and that are in accordance with all of the relevant State and Federal laws, regulations and guidelines.

COMPENSATION shall be modified to include:

COMPENSATION In consideration of the services to be performed by CONTRACTOR under this Agreement, CONTRACTOR will receive each month $1,833.33.

CONTRACTOR agrees to take full responsibility for all applicable tax obligations and agrees to indemnify COMPANY for any tax liability it may incur by virtue of any payments made by COMPANY to CONTRACTOR pursuant to this Agreement.

3. This Addendum shall be incorporated into the Agreement and shall be subject to the terms contained therein.

4. This document may be executed in counterparts, which taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have hereunto signed their names, on the day and year first above written.

Clickstream Corporation ("Company")

DocuSigned by:
Frank Magliochetti

Frank Magliochetti, CEO

Michael Handelman, ("Handelman")

DocuSigned by:
Michael Handelman

Michael Handelman